TEMPLETON GROWTH FUND, INC.

                      ARTICLES OF AMENDMENT AND RESTATEMENT

TEMPLETON GROWTH FUND, INC., a Maryland corporation (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The text of the Articles of Incorporation of the Corporation dated November 10, 1986, as subsequently restated, amended, supplemented, and corrected ("Charter"), is hereby further amended by deleting in their entirety Articles FIRST, THIRD, FOURTH, FIFTH, SIXTH, SEVENTH, NINTH, TENTH; by re-numbering Article EIGHTH; and by substituting for the deleted Articles and adding in lieu thereof Articles FOURTH through NINTH herein, and restated to read in its entirety as follows:

SECOND: The name of the Corporation is TEMPLETON GROWTH FUND, INC.

THIRD: The duration of the Corporation shall be perpetual.

FOURTH: The purposes for which the Corporation is formed are:

To engage generally in the business of an incorporated investment company of the management type, and to exercise and enjoy all the powers, rights and privileges granted to, or conferred upon, corporations by Maryland General Corporation Law. The Corporation shall exercise and enjoy all such powers, rights and privileges to the extent not inconsistent with these Articles of Amendment and Restatement ("Articles"). The foregoing statements of objects and purposes, except as otherwise expressly provided, shall not be held to limit or restrict in any manner the powers of the Corporation, and are in furtherance of; and in addition to, and not in limitation of, the general powers conferred upon the Corporation by the laws of the State of Maryland or otherwise.

FIFTH: The address of the principal office of the Corporation in this State is do The Corporation Trust Incorporated, 300 East Lombard St., Baltimore, MD 21202. The name of the resident agent of the Corporation in this State is The Corporation Trust Incorporated, and the address of the resident agent is 300 East Lombard St., Baltimore, MD 21202.

SIXTH: 1. AUTHORIZED SHARES. The total number of shares of stock which the Corporation shall have the authority to issue is ONE BILLION EIGHT HUNDRED MILLION (1,800,000,000) shares of Common Stock, par value of $0.01 per share, having an aggregate par value of EIGHTEEN MILLION ($18,000,000) dollars, of which the Board of Directors has classified ONE BILLION TWO HUNDRED MILLION (1,200,000,000) shares as Templeton Growth Fund, Inc. Class A shares of Common Stock, ONE HUNDRED MILLION (100,000,000) shares as Templeton Growth Fund, Inc. Class B shares of Common Stock, FOUR HUNDRED MILLION (400,000,000) shares as Templeton Growth Fund, Inc. Class C shares of Common Stock, and ONE HUNDRED MILLION (100,000,000) shares as Templeton Growth Fund, Inc. Advisor Class shares of Common Stock.

2. AUTHORIZATION OF STOCK ISSUANCE. The Board of Directors may authorize the issuance and sale of capital stock of the Corporation, including stock of any class or series, from time to time in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration as the Board of Directors shall determine, subject to any limits required by then applicable law. All shares shall be issued on a fully paid and non-assessable basis.

3. POWER TO CLASSIFY. The Board of Directors of the Corporation may classify or reclassify any unissued shares of capital stock into one or more additional or other classes or series as may be established from time to time by setting or changing in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms of the Corporation's stock and, pursuant to a classification or reclassification, to increase or decrease the number of authorized shares of stock, or shares of any existing class or series of stock. Except as otherwise provided herein, all references to capital stock shall apply without discrimination to the shares of each class or series of stock.

4. CLASSES AND SERIES - GENERAL. The relative preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of each class or series of stock of the Corporation shall be as follows, unless otherwise provided in Articles Supplementary to these Articles, whether dated before or after the effective date of this provision:

a. ASSETS BELONGING TO CLASS OR SERIES. All consideration received by the Corporation for the issuance or sale of stock of a particular series, together with all assets in which the consideration is invested or reinvested, all income, earnings, profits and proceeds thereof; including any proceeds derived from the sale, exchange or liquidation of assets, and any funds or payments derived from any reinvestment of the proceeds in whatever form, shall irrevocably belong to that series for all purposes, subject only to the rights of creditors and to the terms and conditions of each class (if any) of that series, and shall be so recorded on the books of account of the Corporation. Any assets, income, earnings, profits or proceeds thereof; funds or payments that are not readily attributable to a particular series shall be allocated to and among any one or more series in a manner and on a basis that the Board of Directors, in its sole discretion, shall deem fair and equitable, and items so allocated to a particular series shall belong to that series. Each allocation shall be conclusive and binding upon the stockholders of all series for all purposes.

b. LIABILITIES BELONGING TO CLASS OR SERIES. The assets belonging to each series shall be charged with the liabilities of the Corporation in respect of that series and with all expenses, costs, charges and reserves attributable to that series and shall be so recorded on the books of account of the Corporation; provided, however, that identified costs, expenses, charges, reserves and liabilities properly allocable to a particular class of a series shall be charged to and borne solely by that class. Any general liabilities, expenses, costs, charges or reserves of the Corporation that are not readily identifiable as belonging to any particular class or series shall be allocated and charged to and among any one or more of the classes or series in a manner and on a basis that the Board of Directors in its sole discretion deems fair and equitable, and any items so allocated to a particular class or series shall be charged to, and shall be a liability belonging to, that class or series. Each allocation shall be conclusive and binding upon the stockholders of all classes and series for all purposes.

c. INCOME. The Board of Directors shall have full discretion, to the extent not inconsistent with Maryland General Corporation Law and the Investment Company Act of 1940, as amended, (the "1940 Act") to determine which items shall be treated as income and which items shall be treated as capital. Each determination shall be conclusive and binding.

d. DIVIDENDS AND DISTRIBUTIONS. The holders of each class or series of capital stock of record as of a date determined by the Board of Directors from time to time shall be entitled, from funds or other assets legally available therefor, to dividends and distributions, including distributions of capital gains, in amounts and at times as may be determined by the Board of Directors. The Board of Directors may determine that no dividend or distribution shall be payable on shares as to which the purchase and/or payment or both have not been received by a specified date. Any dividends or distributions may be declared payable in cash, property or shares of the class or series, as determined by the Board of Directors or pursuant to a standing resolution or program adopted or approved by the Board of Directors. Dividends and distributions may be declared with whatever frequency, including daily, as the Board of Directors may determine and in any reasonable manner, including by standing resolution, by resolutions adopted only once or with whatever frequency as the Board of Directors may determine, or by formula or other similar method of determination, whether or not the amount of the dividend or distribution so declared can be calculated at the time of declaration. The Board of Directors may establish payment dates for dividends and distributions on any basis, including payment that is less frequent than the effectiveness of the declarations. The Board of Directors shall have the discretion to designate for dividends and distributions amounts sufficient to enable the Corporation or any class or series thereof to qualify as a "regulated investment company" under the Internal Revenue Code of 1986 or any successor or comparable statute, and regulations promulgated thereunder (collectively, the "IRC"), and to avoid liability of the Corporation or any class or series for Federal income tax in respect of a given year and to make other appropriate adjustments in connection therewith. Nothing in the foregoing sentence shall limit the authority of the Board of Directors to designate greater or lesser amounts for dividends or distributions. The amounts of dividends and distributions declared and paid with respect to the various classes or series of capital stock and the timing of declaration and payment of dividends and distributions may vary among classes and series.

e. EQUALITY. Each share of each series or class shall be equal to each other share of that class or series and shall represent an equal proportionate interest in the assets belonging to that series or class, subject to the liabilities belonging to that series or class. The Board of Directors may from time to time divide or combine the shares of any particular series or class into a greater or lesser number of shares of that series or class without thereby changing the proportionate beneficial interest in the assets belonging to that series or class or in any way affecting the rights of shares of any other series or class.

f. CONVERSION OR EXCHANGE RIGHTS. The Board of Directors shall have the authority to provide that holders of shares of any series or class shall have the right to convert or exchange shares into shares of one or more other series or classes in accordance with requirements and procedures established by the Board of Directors.

g. TAX ELECTIONS. The Board of Directors shall have the power, in its discretion, to make elections as to the tax status of the Corporation or any series or class of shares of the Corporation as may be permitted or required by the IRC without the vote of stockholders of the Corporation or any series or class of shares of the Corporation.

h. VOTING. On each matter submitted to a vote of stockholders, each holder of a share of capital stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share of stock standing in such holder's name on the books of the Corporation, irrespective of the class or series thereof. All shares of all classes and series shall vote together as a single class, provided that (1) when Maryland General Corporation Law or the 1940 Act requires that a class or series vote separately with respect to a given matter, the separate voting requirements of the applicable law shall govern with respect to the affected class(es) and/or series and other classes and series shall vote as a single class, and (2) unless otherwise required by those laws, no class or series shall vote on any matter which does not affect the interest of that class or series.

i. LIQUIDATION. At any time there are no shares outstanding for a particular class or series, the Board of Directors may liquidate that class or series in accordance with applicable law. In the event of the liquidation or dissolution of the Corporation, or of a class or series thereof when there are shares outstanding of the Corporation, the stockholders of the Corporation, or of that class or series, as applicable, shall be entitled to receive, when and as declared by the Board of Directors, the excess of the assets attributable to that class or series over the liabilities of that class or series, determined as provided herein and including assets and liabilities allocated pursuant to these Articles. Any excess amounts will be distributed to each stockholder of the applicable class or series in proportion to the number of outstanding shares of that class or series held by that stockholder and recorded on the books of the Corporation. Subject to the requirements of applicable law, dissolution of a class or series may be accomplished by distribution of assets to stockholders of that class or series as provided herein, by the transfer of assets attributable to that class or series to another class or series of the Corporation, by the exchange of shares of that class or series for shares of another class or series of the Corporation, or in any other legal manner.

j. TERMINATION OF A CLASS OR SERIES. In addition to, and not in limitation of the authorization granted above, to the full extent permitted by applicable law, the Corporation may, without the vote of the shares of any class or series of capital stock of the Corporation then outstanding and if so determined by the Board of Directors:

                  (1) Sell and convey the assets belonging to a class or series of capital stock to a trust or another corporation that is a management investment company (as defined in the 1940 Act) for consideration which may include the assumption of all outstanding obligations, taxes and other liabilities, accrued or contingent, belonging to the class or series and which may include securities issued by the trust or corporation. Following the sale and conveyance, and after making provision for the payment of any liabilities belonging to the class or series that are not assumed by the purchaser of the assets belonging to the class or series, the Corporation may, at its option, redeem all outstanding shares of the class or series at the net asset value thereof as determined by the Board of Directors in accordance with the provisions of applicable law, less any redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors. Notwithstanding any other provision of these Articles to the contrary, the redemption price may be paid in any combination of cash or other assets belonging to the class or series, including, but not limited to, the distribution of the securities or other assets belonging to the class or series upon whatever conditions as the Board of Directors deems, in its sole discretion, to be appropriate and consistent with applicable law and these Articles;

                (2) Sell and convert the assets belonging to a class or series of capital stock into money and, after making provision for the payment of all obligations, taxes and other liabilities, accrued or contingent, belonging to the class or series, the Corporation may, at its option: (i) redeem all outstanding shares of such class or series at the net asset value thereof as determined by the Board of Directors in accordance with the provisions of applicable law, less any redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors upon any conditions the Board of Directors deems, in its sole discretion, to be appropriate and consistent with applicable law and these Articles; or (ii) combine the assets belonging to the class or series following the sale and conversion with the assets belonging to any one or more other class or series of capital stock of the Corporation pursuant to and in accordance with the sections below; or

                (3) Combine the assets belonging to a class or series of capital stock with the assets belonging to any one or more other classes or series of capital stock of the Corporation. In connection with any combination of assets, the shares of any class or series of capital stock of the Corporation then outstanding may, if so determined by the Board of Directors, be converted into shares of any other class, classes, or series of capital stock of the Corporation, or may be redeemed, at the option of the Corporation, at the net asset value thereof as determined by the Board of Directors in accordance with the provisions of applicable law, less any redemption fee or other charge, or conversion cost, if any, as may be fixed by resolution of the Board of Directors upon any conditions as the Board of Directors deems, in its sole discretion, to be appropriate and consistent with applicable law and these Articles. Notwithstanding any other provision of these Articles to the contrary, any redemption price, or part thereof; paid pursuant to this subsection may be paid in shares of any other existing or future class, classes or series of capital stock of the Corporation.

k. QUORUM. The presence in person or by proxy of the holders of one-third of the shares of stock of the Corporation entitled to be cast, without regard to class or series, shall constitute a quorum at any meeting of the stockholders, except with respect to any matter which, under applicable statutes or regulatory requirements, requires approval by a separate vote of one or more classes or series of stock, in which case the presence in person or by proxy of the holders of one-third of the shares of stock of each class or series required to vote as a class on the matter shall constitute a quorum. If at any meeting of the stockholders there shall be less than a quorum present, the stockholders present at such meeting may, without further notice, adjourn the same from time to time until a quorum shall be present.

1. PREEMPTIVE RIGHTS. No stockholder of the Corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any classes or series, or any other securities of the Corporation which the Corporation proposes to issue or sell; and any or all of such shares or securities of the Corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired, and sold to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms as the Board of Directors in its discretion may determine, without first offering the same, or any thereof; to any said stockholder.

5. CERTIFICATES. Subject to the requirements of Maryland General Corporation Law, the Board of Directors may authorize the issuance of some or all of the shares of any or all classes or series without certificates and may establish conditions in connection with the issuance of certificates.

6. AUTHORIZING VOTE. Notwithstanding any provision of Maryland General Corporation Law requiring for any purpose a proportion greater than a majority of all votes entitled to be cast, the affirmative vote of the holders of a majority of the total number of shares of the Corporation, or of a class or series of the Corporation, as applicable, outstanding and entitled to vote under such circumstances pursuant to these Articles and the By-Laws of the Corporation ("By-Laws") shall be effective for such purpose, except to the extent otherwise required by the 1940 Act and rules thereunder; provided that, to the extent consistent with Maryland General Corporation Law and other applicable law, the By-Laws may provide for authorization to be by the vote of a proportion less than a majority of the votes of the Corporation, or of a class or series.

7. REDEMPTION AND REPURCHASE.

a. The Corporation shall, to the extent it has funds or other property legally available therefor and subject to applicable law, permit each holder of shares of capital stock of the Corporation, or of any class or series, to require the Corporation to redeem all or any part of the shares standing in the name of such holder on the books of the Corporation, at the applicable redemption price of such shares (which may reflect the deduction of such fees and charges as the Board of Directors may establish from time to time) determined in accordance with procedures established by the Board of Directors of the Corporation from time to time in accordance with applicable law. A shareholder's right to redeem all or any part of the shares standing in the name of such holder on the books of the Corporation shall at all times be in accordance with the requirements of the 1940 Act.

b. Without limiting the generality of the foregoing, the Board of Directors may authorize the Corporation, at its option and to the extent permitted by and in accordance with the conditions of applicable law, to redeem stock of the Corporation, or of any class or series, owned by any stockholder under circumstances deemed appropriate by the Board of Directors in its sole discretion from time to time, such circumstances including, but not limited to,
(1) failure to provide the Corporation with a tax identification number and (2) failure to maintain ownership of a specified minimum number or value of shares of any class or series of stock of the Corporation, such redemption to be effected at such price, at such time and subject to such conditions as may be required or permitted by applicable law.

c. Payment for redeemed stock may be made in any form as permitted by the 1940 Act, any elections thereunder, or other applicable law.

d. All rights of a stockholder with respect to a share redeemed, including the right to receive dividends and distributions with respect to such share, shall cease and be determined as of the time as of which the redemption price to be paid for such shares shall be fixed, in accordance with applicable law, except the right of such stockholder to receive payment for such shares as provided herein.

e. Notwithstanding any other provision of these Articles, the Board of Directors may suspend the right of stockholders of any or all classes or series of shares to require the Corporation to redeem shares held by them for such periods and to the extent permitted by, or in accordance with, the 1940 Act. The Board of Directors may, in the absence of a ruling by a responsible regulatory official, terminate such suspension at such time as the Board of Directors, in its discretion and to the extent permitted by, or in accordance with, the 1940 Act, shall deem reasonable, such determination to be conclusive.

f. Shares of any class or series which have been redeemed shall constitute authorized but unissued shares subject to classification and reclassification as provided in these Articles.

g. The Board of Directors may authorize the Corporation to purchase or otherwise acquire, directly or through an agent, shares of any class or series of its outstanding stock upon such terms and conditions and for such consideration as permitted by applicable law and determined to be reasonable by the Board of Directors and to take all other steps deemed necessary in connection therewith. Shares so purchased or acquired shall have the status of authorized but unissued shares.

8. VALUATION. Subject to the requirements of applicable law, the Board of Directors may establish the basis or method, timing and frequency for determining the value of assets belonging to each class or series and for determining the net asset value of each share of each class or series for purposes of sales, redemptions, repurchases or otherwise.

9. INVESTMENT LIMITATIONS.

                       a. Neither the Corporation nor any series of shares of the Corporation may borrow money, except that the Corporation or a series may borrow money from banks or affiliated investment companies to the extent permitted by the 1940 Act, or any exemptions therefrom which may be granted by the U.S. Securities and Exchange Commission and then only for temporary purposes and in an amount not exceeding 10% of the value of its total assets (including the amount borrowed) and with the consent of its custodian to the terms of the borrowing.

b. Neither the Corporation nor any series of shares of the Corporation may pledge, mortgage, hypothecate, or otherwise encumber their assets except to secure indebtedness permitted under Section 9.a. hereof.

c. Neither the Corporation nor any series of shares of the Corporation may invest in the securities of any other domestic or foreign investment company or investment fund or other investment vehicle which is invested according to the principle of risk-spreading, irrespective of the legal structure of such investment vehicle (collectively referred to as "investment vehicles"), except in connection with a plan of merger or consolidation with or acquisition of substantially all of the assets of such investment vehicle and with the further exception that up to 5% of the net asset value of a series may be invested in an investment vehicle consisting of securities provided it offers its units to the public without limitation on the number of units and further provided the holders of these units have the right to redeem their units.

SEVENTH: DIRECTORS. The number of directors of the Corporation shall be twelve
(12), provided that the By-Laws may, subject to the limitations of Maryland General Corporation Law, fix a different number of directors and may authorize a majority of the directors to increase or decrease the number of directors set by these Articles or the By-Laws within limits set by the By-Laws, and to fill vacancies created by an increase in the number of directors. Unless otherwise provided by the By-Laws, the directors of the Corporation need not be stockholders of the Corporation. The names of the directors who shall serve until the next annual meeting or until their successors are duly elected and qualified are:

Harris J. Ashton                Edith E. Holiday
Nicholas F. Brady               Charles B. Johnson
Frank J. Crothers               Betty P. Krahmer
S. Joseph Fortunato             Gordon S. Macklin
John Wm. Gaibraith              Fred R. Millsaps
Andrew H. Hines, Jr.            Constantine D. Tseretopoulos

EIGHTH: POWERS OF DIRECTORS. In addition to any powers conferred herein or in the By-Laws, the Board of Directors may, subject to any express limitations contained in these Articles or in the By-Laws, exercise the full extent of powers conferred by Maryland General Corporation Law or other applicable law upon corporations or directors thereof and the enumeration and definition of particular powers herein or in the By-Laws shall in no way be deemed to restrict or otherwise limit those lawfully conferred powers. In furtherance and without limitation of the foregoing, the Board of Directors shall have power:

1. To make, alter or repeal the By-Laws of the Corporation except as therein provided, and

2. To set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to modify or abolish any such reserves in the manner in which it was created.

NINTH: INDEMNIFICATION AND EXCULPATION.

1. To the maximum extent permitted by Maryland General Corporation Law as from time to time amended, but subject to any limitations which may be imposed pursuant to the 1940 Act or any rule or regulation thereunder, the Corporation shall indemnify, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, its currently acting and its former directors, officers and agents and those persons who, at the request of the Corporation, serve or have served another corporation, joint venture, trust or other enterprise in one or more of such capacities.

2. To the fullest extent permitted by Maryland General Corporation Law and the 1940 Act, no director or officer of the Corporation shall be liable to the Corporation or to its stockholders for monetary damages. No amendment to these Articles or repeal of any provisions thereof shall limit or eliminate the benefits provided to directors and officers under this provision with respect to any act or omission that occurred prior to such amendment or repeal.

3. In the performance of his duties, a director is entitled to rely on any information, opinion, report, or statement, including any financial statement or other financial data, prepared by others, to the extent not inconsistent with Maryland General Corporation Law. A person who performs his duties in accordance with the standards of Article 2-405.1 of Maryland General Corporation Law, any successor provision thereto, or otherwise in accordance with applicable law shall have no liability by reason of being or having been a director of the Corporation.

TENTH: The provisions set forth in these Articles are all the provisions of the Articles currently in effect as herein amended and restated.

ELEVENTH: The foregoing amendment and restatement of the Charter of the Corporation was duly and unanimously approved and advised by unanimous consent of the Board of Directors and approved by the shareholders of the Corporation as required by law.

TWELFTH: The undersigned President acknowledges these Articles to be the corporate act of the Corporation and as to all matters or facts required to be verified by oath, the undersigned President acknowledges that to the best of his knowledge, information and belief; these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

           IN WITNESS WHEREOF, the Corporation has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Secretary on this 15th day of September, 2000

ATTEST:                                         TEMPLETON GROWTH FUND, INC.


By:/s/BARBARA J. GREEN                          By:/s/MARK G. HOLOWESKO (seal)
------------------------------                  ------------------------------
Barbara J. Green                                Mark G. Holowesko
Vice President and Secretary                    President